Exhibit 99.1 FOR IMMEDIATE RELEASE

ADEIA ANNOUNCES third quarter 2024 FINANCIAL RESULTS

Signed 7 deals across multiple verticals in the third quarter

Board increased share repurchase authorization up to $200 million

Filed patent infringement litigation against Disney

Signed a new multi-year e-commerce license agreement with a leading luxury retailer

SAN JOSE, Calif. – November 7, 2024 – Adeia Inc. (Nasdaq: ADEA) (the “Company” or “Adeia”) today announced financial results for the third quarter ended September 30, 2024.

“In the third quarter, we signed 7 deals in multiple verticals including consumer electronics, Pay-TV, OTT and semiconductor. Our financial results remain solid as we delivered $86.1 million in revenue and an EBITDA margin of approximately 60%. We continue to execute on our long-term strategy and we are making significant progress in expanding our pipeline of opportunities in OTT, semiconductor and adjacent media markets. We remain confident in our ability to achieve our long-term revenue growth target. We also continued to make accelerated repayments on our debt during the quarter and with our Board’s recent increased share repurchase authorization we look forward to taking a more balanced approach to capital allocation beginning in the fourth quarter, which includes our quarterly dividend, debt paydown, tuck-in acquisitions, and stock repurchases,” said Paul E. Davis, chief executive officer of Adeia. “As demonstrated by the over 100 license agreements we have signed since the beginning of 2021, our preferred approach is to find a mutually acceptable resolution without litigation. However, we occasionally need to file litigation to protect the value of our intellectual property. Earlier today we filed litigation against The Walt Disney Company and certain of its subsidiaries, including Hulu and ESPN. While we remain open to a mutually beneficial resolution, we are confident in the litigation we filed and are fully prepared to proceed through the entirety of the legal process.”

Third Quarter Financial Highlights

•
Revenue was $86.1 million as compared to $87.4 million in the second quarter of 2024
•
GAAP diluted earnings per share (EPS) was $0.17 and non-GAAP diluted EPS was $0.27
•
GAAP net income was $19.3 million and adjusted EBITDA was $51.3 million
•
Cash flows from operations was $14.3 million
•
Made accelerated debt repayment of $12.0 million on our term loan during the quarter

Business Highlights

•
Signed 7 deals across multiple verticals including consumer electronics, Pay-TV, OTT and semiconductor
•
LG Electronics, a global provider of consumer electronics, signed a multi-year renewal for access to our media portfolio
•
VIZIO, a leading smart TV brand, signed a multi-year renewal for access to our media portfolio
•
Liberty Global, a European Pay-TV operator, signed a multi-year renewal for access to our media portfolio
•
Signed additional renewals with a provider of streaming services and devices, a provider of online programming guides, and an OTT provider in Korea for access to our media portfolio, and signed an agreement with an existing semiconductor customer for advanced hybrid bonding engineering support
•
Filed litigation against The Walt Disney Company and certain of its subsidiaries, including Hulu and ESPN
•
Signed a new multi-year agreement with a leading luxury retailer with a growing e-commerce presence

Capital Allocation

In October, the Board of Directors approved an increase of the existing share repurchase authorization up to a total of $200.0 million.

During the quarter, the Company made a $12.0 million principal repayment towards its term loan, bringing the outstanding balance to $537.1 million as of September 30, 2024.

On September 16, 2024, the Company distributed $5.5 million to stockholders of record on August 27, 2024, for a quarterly cash dividend of $0.05 per share of common stock.

On October 23, 2024, the Board of Directors declared a dividend of $0.05 per share of common stock, payable on December 18, 2024, to stockholders of record on November 27, 2024.

Financial Outlook

The Company is adjusting and narrowing its full-year 2024 outlook as follows:

Category (in millions, except for tax rate)	2024 GAAP Outlook		2024 Non-GAAP Outlook
	Updated	Prior	Updated	Prior
Revenue	$370.0 − 400.0	$380.0 − 420.0	$370.0 − 400.0	$380.0 − 420.0
Operating expenses(1)	$246.0 − 254.0	$249.0 − 263.0	$144.0 − 148.0	$145.0 − 155.0
Interest expense	$52.0 − 53.0	$52.0 − 55.0	$52.0 − 53.0	$52.0 − 55.0
Other income	$5.5 − 6.0	$5.0 − 6.0	$5.5 − 6.0	$5.0 − 6.0
Tax rate	15% − 30%	15% − 30%	23%	23%
Net income(2)	$65.9 − 69.3	$71.4 − 75.6	$138.2 − 157.9	$144.8 − 166.3
Adjusted EBITDA(2)	N/A	N/A	$228.0 − 254.0	$237.5 − 267.5
Diluted shares outstanding	113.0 − 114.0	113.0 − 114.0	113.0 − 114.0	113.0 − 114.0

(1) See tables for reconciliation of GAAP to non-GAAP operating expenses

(2) See tables for reconciliation of GAAP net income to (i) non-GAAP net income and (ii) adjusted earnings before interest expense, income taxes, depreciation and amortization (adjusted EBITDA)

Conference Call Information

The Company will hold its third quarter 2024 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Thursday, November 7, 2024. To access the call in the U.S., please dial +1 (888) 660-6411, and for international callers, dial +1 (929) 203-0849. All participants should dial in 15 minutes prior to the start of the conference call. The Company also suggests utilizing the webcast link to access the live call and the replay at Q3 2024 Earnings Call Webcast.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In this context, forward-looking statements often address expected future business, financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond the Company’s control, and are not guarantees of future results. Forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the Company’s ability to implement its business strategy; the Company’s ability to enter into new and renewal license agreements with customers on favorable terms; the Company’s ability to retain and hire key personnel; uncertainty as to the long-term value of the Company’s common stock; legislative, regulatory and economic developments affecting the Company’s business; general economic and market developments and conditions; the Company’s ability to grow and expand its patent portfolios; changes in technology and development of new technology in the industries in which in which the Company operates; the evolving legal, regulatory and tax regimes under which the Company operates; unforeseen liabilities and expenses; risks associated with the Company’s indebtedness; the Company’s ability to achieve the intended benefits of, and its ability to recognize the anticipated tax treatment of, the spin-off of its product business; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, natural disasters and future outbreaks or pandemics, each of which may have an adverse impact on the Company’s business, results of operations, and financial condition. These risks, as well as other risks associated with the Company’s business, are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. While the list of factors presented here is, and the list of factors presented in the Company’s filings with the SEC are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Causes of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, failure to complete licensing arrangements on anticipated terms and timeline, failure to prevail in litigation we may bring against third parties, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations, liquidity or trading price of common stock. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Adeia Inc.

Adeia is a leading R&D and intellectual property (IP) licensing company that accelerates the adoption of innovative technologies in the media and semiconductor industries. Adeia’s fundamental innovations underpin technology solutions that are shaping and elevating the future of digital entertainment and electronics. Adeia’s IP portfolios power the connected devices that touch the lives of millions of people around the world every day as they live, work and play. For more, please visit www.adeia.com.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted, where applicable, for either one-time or ongoing non-cash acquired intangibles amortization charges, costs related to actual or planned business combinations including transaction fees, integration costs, severance, facility closures, and retention bonuses, separation costs, all forms of stock-based compensation, loss on debt extinguishment, expensed debt refinancing costs, impairment of intangible assets, impact of certain foreign currency adjustments, discontinued operations and related tax effects. In addition, adjusted EBITDA adjusts for recurring charges of interest expense, income taxes, depreciation and amortization. Management believes that the non-GAAP measures used in this release provide investors with important perspectives on the Company’s ongoing business and financial performance and are helpful to provide investors with an understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as EBITDA margin, which is defined as EBITDA as a percentage of revenue, adjusted EBITDA, non-GAAP operating expenses, non-GAAP net income and non-GAAP diluted earnings per share (EPS) do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached hereto. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported and forecasted GAAP to non-GAAP financial metrics.

Investor Contact:

Chris Chaney

Vice President, Investor Relations

IR@adeia.com

– Tables Follow –

SOURCE: ADEIA INC.

ADEA

ADEIA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenue	$86,101	$101,397	$256,856	$301,921
Operating expenses:
Research and development	14,825	13,768	43,549	39,895
Selling, general and administrative	26,903	21,921	75,549	71,177
Amortization expense	13,600	23,386	56,787	70,725
Litigation expense	2,652	2,205	9,844	7,161
Total operating expenses	57,980	61,280	185,729	188,958
Operating income	28,121	40,117	71,127	112,963
Interest expense	(12,758)	(15,659)	(40,229)	(47,137)
Other income and expense, net	1,431	1,486	4,259	4,723
Loss on debt extinguishment	—	—	(453)	—
Income before income taxes	16,794	25,944	34,704	70,549
Provision for (benefit from) income taxes	(2,520)	1,712	6,109	15,877
Net income	$19,314	$24,232	$28,595	$54,672
Net income per share:
Basic	$0.18	$0.23	$0.26	$0.51
Diluted	$0.17	$0.21	$0.25	$0.48
Weighted average number of shares used in per share calculations:
Basic	109,035	106,902	108,491	106,322
Diluted	113,124	112,929	112,881	112,765

ADEIA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$60,698	$54,560
Marketable securities	28,486	29,012
Accounts receivable, net	43,948	39,651
Unbilled contracts receivable	101,593	74,919
Other current assets	9,985	7,700
Total current assets	244,710	205,842
Long-term unbilled contracts receivable	62,880	73,843
Property and equipment, net	6,473	6,971
Operating lease right-of-use assets	8,817	9,484
Intangible assets, net	297,361	347,172
Goodwill	313,660	313,660
Long-term income tax receivable	120,391	120,338
Other long-term assets	28,873	28,246
Total assets	$1,083,165	$1,105,556
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,717	$9,623
Accrued liabilities	18,473	19,138
Current portion of long-term debt, net	24,732	66,145
Deferred revenue	20,576	7,132
Total current liabilities	71,498	102,038
Deferred revenue, less current portion	24,474	17,672
Long-term debt, net	499,692	519,550
Noncurrent operating lease liabilities	9,180	9,730
Long-term income tax payable	82,422	81,834
Other long-term liabilities	17,684	18,110
Total liabilities	704,950	748,934
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	124	121
Additional paid-in capital	639,727	635,331
Treasury stock at cost	(234,057)	(222,497)
Accumulated other comprehensive loss	151	(8)
Accumulated deficit	(27,730)	(56,325)
Total stockholders’ equity	378,215	356,622
Total liabilities and equity	$1,083,165	$1,105,556

ADEIA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	September 30, 2024	September 30, 2023
Cash flows from operating activities:
Net income	$28,595	$54,672
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of property and equipment	1,536	1,151
Amortization of intangible assets	56,787	70,725
Stock-based compensation expense	19,156	13,070
Deferred income tax	(1,818)	2
Loss on debt extinguishment	453	—
Amortization of debt issuance costs	2,429	3,251
Other	(1,421)	107
Changes in operating assets and liabilities:
Accounts receivable	(3,547)	13,728
Unbilled contracts receivable	(15,711)	(34,415)
Other assets	(481)	9,993
Accounts payable	(170)	265
Accrued and other liabilities	(1,053)	(14,515)
Deferred revenue	20,246	(4,719)
Net cash from operating activities	105,001	113,315
Cash flows from investing activities:
Purchases of property and equipment	(1,274)	(1,936)
Purchases of intangible assets	(8,476)	(95)
Purchases of short-term investments	(25,094)	(33,598)
Proceeds from maturities of investments	26,450	3,800
Net cash from investing activities	(8,394)	(31,829)
Cash flows from financing activities:
Dividends paid	(16,303)	(15,979)
Repayment of debt	(64,153)	(118,875)
Proceeds from employee stock purchase program and exercise of stock options	1,547	1,172
Repurchases of common stock for tax withholdings on equity awards	(11,560)	(10,504)
Net cash from financing activities	(90,469)	(144,186)
Net increase (decrease) in cash and cash equivalents	6,138	(62,700)
Cash and cash equivalents at beginning of period	54,560	114,555
Cash and cash equivalents at end of period	$60,698	$51,855

ADEIA INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

(unaudited)

Net income
	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
GAAP net income	$19,314	$24,232	$28,595	$54,672

Adjustments to GAAP net income:
Stock-based compensation expense:
Research and development	1,126	767	3,028	2,097
Selling, general and administrative	6,293	4,107	16,128	10,973
Amortization expense	13,600	23,386	56,787	70,725
Transaction costs recorded in selling, general and administrative	—	—	1,255	—
Separation and other related costs recorded in selling, general and administrative (1)	1,613	1,915	4,204	10,223
Severance and retention costs recorded in selling, general and administrative	—	—	—	78
Total operating expenses adjustments	22,632	30,175	81,402	94,096
Other income and expense, net	—	—	—	(302)
Loss on debt extinguishment	—	—	453	—
Non-GAAP tax adjustment (2)	(11,588)	(11,195)	(20,699)	(21,921)
Non-GAAP net income	$30,358	$43,212	$89,751	$126,545

Diluted earnings per share
	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
GAAP diluted earnings per share	$0.17	$0.21	$0.25	$0.48

Adjustments to GAAP diluted earnings per share:
Stock-based compensation expense:
Research and development	0.01	0.01	0.03	0.02
Selling, general and administrative	0.06	0.04	0.14	0.10
Amortization expense	0.12	0.21	0.50	0.63
Transaction costs recorded in selling, general and administrative	—	—	0.01	—
Separation and other related costs recorded in selling, general and administrative (1)	0.01	0.02	0.04	0.09
Total operating expenses adjustments	0.20	0.28	0.72	0.84
Other income and expense, net	—	—	—	—
Loss on debt extinguishment	—	—	—	—
Non-GAAP tax adjustment (2)	(0.10)	(0.11)	(0.17)	(0.20)
Non-GAAP diluted earnings per share	$0.27	$0.38	$0.80	$1.12

(1) Represents separation and related costs that were incurred subsequent to the separation on October 1, 2022, including expenses incurred on a transitional basis under a contract shared with Xperi Inc.

(2) The provision for income taxes is adjusted to reflect the net income tax effects of the various non-GAAP pretax adjustments.

ADEIA INC.

GAAP NET INCOME TO

ADJUSTED EBITDA RECONCILIATION

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
GAAP net income	$19,314	$24,232	$28,595	$54,672

Adjustments to GAAP net income:
Stock-based compensation expense:
Research and development	1,126	767	3,028	2,097
Selling, general and administrative	6,293	4,107	16,128	10,973
Transaction costs recorded in selling, general and administrative	—	—	1,255	—
Separation and other related costs recorded in selling, general and administrative (1)	1,613	1,915	4,204	10,223
Severance and retention costs recorded in selling, general and administrative	—	—	—	78
Amortization expense	13,600	23,386	56,787	70,725
Depreciation expense	526	385	1,536	1,151
Interest expense	12,758	15,659	40,229	47,137
Other income and expense, net	(1,431)	(1,486)	(4,259)	(4,723)
Loss on debt extinguishment	—	—	453	—
Provision for (benefit from) income taxes	(2,520)	1,712	6,109	15,877
Adjusted EBITDA	$51,279	$70,677	$154,065	$208,210

(1) Represents separation and related costs that were incurred subsequent to the separation on October 1, 2022, including expenses incurred on a transitional basis under a contract shared with Xperi Inc.

ADEIA INC.

RECONCILIATION FOR GUIDANCE

ON OPERATING EXPENSES

(in millions)

(unaudited)

	Year Ended
	December 31, 2024
	Low	High
GAAP operating expenses	$246.0	$254.0
Amortization expense	71.0	71.0
Stock-based compensation expense	25.0	27.0
Separation and related costs (1)	6.0	8.0
Total of non-GAAP adjustments	102.0	106.0
Non-GAAP operating expenses	$144.0	$148.0

(1) Represents separation and related costs that were incurred subsequent to the separation on October 1, 2022, including expenses incurred on a transitional basis under a contract shared with Xperi Inc.

ADEIA INC.

RECONCILIATION FOR GUIDANCE

ON NET INCOME

(in millions)

(unaudited)

	Year Ended
	December 31, 2024
	Low	High
GAAP net income	$65.9	$69.3
Amortization expense	71.0	71.0
Stock-based compensation expense	25.0	27.0
Separation and related costs (1)	6.0	8.0
Total of non-GAAP operating expenses	102.0	106.0
Non-GAAP tax adjustment (2)	(29.7)	(17.4)
Non-GAAP net income	$138.2	$157.9

(1) Represents separation and related costs that were incurred subsequent to the separation on October 1, 2022, including expenses incurred on a transitional basis under a contract shared with Xperi Inc.

(2) The provision for income taxes is adjusted to reflect the net income tax effects of the various non-GAAP pretax adjustments.

ADEIA INC.

RECONCILIATION FOR GUIDANCE ON

ADJUSTED EBITDA

(in millions)

(unaudited)

	Year Ended
	December 31, 2024
	Low	High
GAAP net income	$65.9	$69.3
Stock-based compensation expense	25.0	27.0
Separation and related costs (1)	6.0	8.0
Amortization expense	71.0	71.0
Depreciation expense	2.0	2.0
Interest expense	52.0	53.0
Other income	(5.5)	(6.0)
Income tax expense	11.6	29.7
Total of non-GAAP adjustments	162.1	184.7
Adjusted EBITDA	$228.0	$254.0

(1) Represents separation and related costs that were incurred subsequent to the separation on October 1, 2022, including expenses incurred on a transitional basis under a contract shared with Xperi Inc.